Exhibit 8.1

          Significant Subsidiaries and Equity Interests at May 31, 2007
          -------------------------------------------------------------
Name                                                Vessel/Activity    Incorporation   Ownership %
----                                                ---------------    -------------   -----------
Frontline Shipping Limited                                Charterer          Bermuda          100%
Frontline Shipping II Limited                             Charterer          Bermuda          100%
Key Chartering Inc                                        Charterer          Liberia          100%

Frontline Management (Bermuda) Ltd               Management company          Bermuda          100%
ICB Shipping (Bermuda) Limited                   Management company          Bermuda          100%
Frontline Tankers Limited                        Management company          Bermuda          100%

Independent Tankers Corporation                     Holding company   Cayman Islands          100%

Buckingham Shipping Plc                             British Pioneer      Isle of Man          100%
Caernarfon Shipping Plc                            British Progress      Isle of Man          100%
CalPetro Tankers (IOM) Ltd                           Sirius Voyager      Isle of Man          100%
CalPetro Tankers (Bahamas I) Ltd                     Cygnus Voyager          Bahamas          100%
CalPetro Tankers (Bahamas II) Ltd                    Altair Voyager          Bahamas          100%
CalPetro Tankers (Bahamas III) Ltd                    Virgo Voyager          Bahamas          100%
Golden State Petro (IOM 1-A) Plc                    Antares Voyager      Isle of Man          100%
Golden State Petro (IOM 1-B) Plc                    Phoenix Voyager      Isle of Man          100%
Holyrood Shipping Plc                                 British Pride      Isle of Man          100%
Sandringham Shipping Plc                            British Purpose      Isle of Man          100%

Front Eagle Corporation                                 Front Eagle          Liberia          100%
Front Horizon Inc.                                    Front Horizon          Liberia          100%
Golden Channel Corporation                          Front Commodore          Liberia          100%
Kea Navigation Ltd                                     Front Melody          Liberia          100%
Otina Inc.                                               Front Tina          Liberia          100%
Optimal Shipping SA                                  Front Symphony          Liberia          100%
Pablo Navigation SA                                     Front Chief          Liberia          100%

Ryan Shipping Corporation                             Front Warrior          Liberia          100%
Saffron Rose Shipping Limited                           Front Crown          Liberia          100%
Tidebrook Maritime Corporation                      Front Commander          Liberia          100%
Bandama Investment Ltd                           Management company          Liberia          100%

Sealift Ltd                                              Heavy lift          Bermuda         17.1%

Frontline Management AS                          Management company           Norway          100%
International Maritime Exchange ASA    Freight derivatives exchange           Norway         16.6%
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